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                                                                      Exhibit 99

                          (WILLBROS GROUP, INC. LOGO)

NEWS RELEASE                              CONTACT:    Michael W.  Collier
                                                      Investor Relations Manager
FOR IMMEDIATE RELEASE                                 Willbros USA, Inc.
                                                      (713) 403-8016

                                                      Jack Lascar
                                                      Partner
                                                      DRG&E / (713) 529-6600



            WILLBROS ANNOUNCES FILING OF FORM 12B-25 FOR EXTENSION OF
                  TIME TO FILE ITS ANNUAL REPORT ON FORM 10-K
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2004

HOUSTON - March 15, 2005 - Willbros Group, Inc. (NYSE: WG) announced today that it will file a notification of late filing of its Form 10-K with the Securities and Exchange Commission, which will give the Company until March 31, 2005 to file its Form 10-K. Upon filing on or before March 31, the Company's Form 10-K will be deemed to be timely filed. The primary reason the Company cited for the delay is the ongoing independent investigation by the Audit Committee into facts and circumstances surrounding the activities of the former president of Willbros International, Inc., which included the filing of improper tax returns in Bolivia, undisclosed related party transactions, and other irregularities, and the resulting restatement of the Company's financial statements for the years 2002, 2003 and the first three quarters of 2004. The second reason given for the delay is that the Company has not finalized its assessment of internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act.

The Company is currently evaluating the information it has obtained regarding the activities of its former executive and the potential impact those activities may have on its financial position at December 31, 2004. Because the independent investigation is still ongoing, the Company's management cannot yet determine its potential financial impact. Management believes that the independent investigation will be concluded in



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time to file its 2004 Form 10-K on or before March 31, 2005; however, it is possible that the Company will not be able to meet the extended filing deadline. Management continues to support and assist the full and complete investigation of these matters; at the same time focusing on the execution of the Company's record backlog.


Willbros Group, Inc. is an international contractor serving the oil, gas and power industries, providing engineering and construction, fabrication and facilities development and operations services to industry and government entities worldwide. The Company's World Wide Web site can be accessed at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including such things as the ongoing internal investigation, future E&P capital expenditures, oil, gas, gas liquids and power prices and demand, the amount and location of planned pipelines, the effective tax rate of the different countries where the work is being conducted, development trends of the oil, gas and power industries, changes in the political and economic environment of the countries in which the Company has operations, as well as other risk factors described from time to time in the Company's documents and reports filed with the SEC. Other important factors that could cause our actual results to differ materially from those in forward-looking statements include the Company's ability to complete its review of the results of the independent investigation by the Audit Committee and timely file its Form 10-K for the year ended December 31, 2004. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.


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